Exhibit 99.1

Contact:	Richard S. Lindahl
	Chief Financial Officer	1919 North Lynn Street
	(571) 303-6956	Arlington, Virginia 22209
	jconnor@executiveboard.com	www.executiveboard.com

CEB REPORTS FIRST QUARTER RESULTS AND REAFFIRMS 2013 GUIDANCE

CEB Reports Total Revenue Growth of 48.1%, Operating Cash Flow Growth of 9.1%, and

CEB Segment Contract Value Growth of 11.9%

ARLINGTON, Va. – May 1, 2013 – The Corporate Executive Board Company (“CEB” or the “Company”) (NYSE: CEB) today announces financial results for the first quarter ended March 31, 2013. Revenue increased 48.1% to $190.3 million in the first quarter of 2013 from $128.5 million in the first quarter of 2012. Net income in the first quarter of 2013 was $11.2 million, or $0.33 per diluted share, compared to $15.6 million, or $0.46 per diluted share, in the same period of 2012. Adjusted net income was $22.7 million and Non-GAAP diluted earnings per share were $0.67 in the first quarter of 2013 compared to $17.8 million and $0.53 in the same period of 2012, respectively.

“Our first quarter results reflect a very solid start to the year,” said Tom Monahan, Chairman and CEO. “We saw continued growth in both of our operating segments and took important steps forward on our 2013 investment plan. Even though the operating environment still contains pockets of volatility, our teams continue to benefit from delivering valuable content, services, and solutions that unlock the potential of our member organizations.”

OUTLOOK FOR 2013

The Company reaffirms its 2013 annual guidance as follows: Adjusted revenue of $825 to $845 million, revenue of $812 to $832 million, capital expenditures of $29 to $31 million, Non-GAAP diluted earnings per share of $2.85 to $3.15, an Adjusted EBITDA margin between 25.0% and 26.5%, and depreciation and amortization expense of $61 to $63 million. Adjusted revenue refers to revenue before the impact of the reduction of SHL revenue recognized in the post-acquisition period to reflect the adjustment of deferred revenue at the SHL acquisition date to fair value. The estimated reduction in 2013 revenue to reflect the impact of the deferred revenue fair value adjustment is approximately $13 million.

FIRST QUARTER SEGMENT HIGHLIGHTS

Since the August 2012 acquisition of SHL Group Holdings I Limited and its subsidiaries, the Company has had two operating segments, CEB and SHL. The CEB segment includes the historical CEB products and services provided to senior executives and their teams to drive corporate performance. The SHL segment includes the SHL products and services of cloud-based solutions for talent assessment and talent mobility as well as professional services that support those solutions. Personnel Decisions Research Institutes, Inc. (“PDRI”), a subsidiary acquired as part of the SHL acquisition, is included in the CEB segment. PDRI provides customized personnel assessment tools and services to various agencies of the US government.

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CEB Reports First Quarter Results and Reaffirms 2013 Guidance

May 1, 2013

CEB Segment

CEB segment revenue increased 15.3% in the first quarter of 2013 to $148.1 million from $128.5 million in the same period of 2012. There was $6.8 million of PDRI revenue included in CEB segment revenue in the first quarter of 2013. CEB segment Adjusted EBITDA in the first quarter of 2013 was $38.8 million compared to $34.0 million in the same period of 2012. CEB segment Adjusted EBITDA margin in the first quarter of 2013 was 26.2% of segment Adjusted revenue compared to 26.4% in the first quarter of 2012.

CEB segment Contract Value at March 31, 2013 increased 11.9% to $548.7 million compared to $490.2 million at March 31, 2012. CEB segment Wallet retention rate at March 31, 2013 was 100% compared to 99% at March 31, 2012. CEB segment Contract Value per member institution increased 6.1% at March 31, 2013 to $90,726 from $85,535 at March 31, 2012.

SHL Segment

SHL segment revenue was $42.1 million in the first quarter of 2013. SHL segment Adjusted EBITDA in the first quarter of 2013 was $8.4 million. SHL segment Adjusted EBITDA margin in the quarter was 17.9% of segment Adjusted revenue.

SHL segment Wallet retention rate at March 31, 2013 was 96%. Unlike CEB members, a majority of SHL customers do not typically enter into contracts for fixed periods, so Contract Value is not a relevant operating statistic for the SHL segment.

NON-GAAP FINANCIAL MEASURES

This press release and the accompanying tables, as well as earnings discussions, include a discussion of Adjusted revenue, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income, and Non-GAAP diluted earnings per share, all of which are non-GAAP financial measures provided as a complement to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

The term “Adjusted revenue” refers to revenue before impact of the reduction of SHL revenue recognized in the post-acquisition period to reflect the adjustment of deferred revenue at the SHL acquisition date to fair value (the “deferred revenue fair value adjustment”).

The term “Adjusted EBITDA” refers to a financial measure that we define as net income before loss from discontinued operations, net of provision for income taxes; interest expense, net; depreciation and amortization; provision for income taxes; the impact of the deferred revenue fair value adjustment; acquisition related costs; share-based compensation; costs associated with exit activities; restructuring costs; and gain on acquisition.

The term “Adjusted EBITDA margin” refers to Adjusted EBITDA as a percentage of Adjusted revenue.

The term “Adjusted Net Income” refers to net income before loss from discontinued operations, net of provision for income taxes and excludes the after tax effects of the impact of the deferred revenue fair value adjustment, acquisition related costs, share-based compensation, amortization of acquisition related intangibles, costs associated with exit activities, restructuring costs, and gain on acquisition.

“Non-GAAP Diluted Earnings per Share” refers to diluted earnings per share before the per share effect of loss from discontinued operations, net of provision for income taxes and excludes the after tax per share effects of the impact of the deferred revenue fair value adjustment, acquisition related costs, share-based compensation, amortization of acquisition related intangibles, costs associated with exit activities, restructuring costs, and gain on acquisition.

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CEB Reports First Quarter Results and Reaffirms 2013 Guidance

May 1, 2013

We believe that these non-GAAP financial measures are relevant and useful supplemental information for evaluating our results of operations as compared from period to period and as compared to our competitors. We use these non-GAAP financial measures for internal budgeting and other managerial purposes, when publicly providing the Company’s business outlook, and as a measurement for potential acquisitions. These non-GAAP financial measures are not defined in the same manner by all companies and therefore may not be comparable to other similar titled measures used by other companies.

These non-GAAP measures may be considered in addition to results prepared in accordance with GAAP, but they should not be considered a substitute for, or superior to, GAAP results. We intend to continue to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting.

A reconciliation of these non-GAAP measures to the most directly comparable GAAP measure is included in the accompanying tables.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements using words such as “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts,” and variations of such words or similar expressions are intended to identify forward-looking statements. In addition, all statements other than statements of historical fact are statements that could be deemed forward-looking statements, including but not limited to our 2013 annual guidance. You are hereby cautioned that these statements are based upon our expectations at the time we make them and may be affected by important factors including, among others, the factors set forth below and in our filings with the U.S. Securities and Exchange Commission (“SEC”), and consequently, actual operations and results may differ materially from the results discussed in the forward-looking statements. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them. Factors that could cause actual results to differ materially from those indicated by forward-looking statements include, among others, our dependence on renewals of our membership-based services, the sale of additional programs to existing members and our ability to attract new members, our potential failure to adapt to changing member needs and demands, our potential failure to develop and sell, or expand sales markets for our SHL tools and services, our potential inability to attract and retain a significant number of highly skilled employees or successfully manage succession planning issues, fluctuations in operating results, our potential inability to protect our intellectual property rights, our potential inability to adequately maintain and protect our information technology infrastructure and our member and client data, potential confusion about our rebranding, including our integration of the SHL brand, our potential exposure to loss of revenue resulting from our unconditional service guarantee, exposure to litigation related to our content, various factors that could affect our estimated income tax rate or our ability to use our existing deferred tax assets, changes in estimates, assumptions or revenue recognition policies used to prepare our consolidated financial statements, our potential inability to make, integrate and maintain acquisitions and investments, the amount and timing of the benefits expected from acquisitions and investments including our acquisition of SHL, our potential inability to effectively manage the risks associated with the indebtedness we incurred and the senior secured credit facilities we entered into in connection with our acquisition of SHL or any additional indebtedness we may incur in the future, our potential inability to effectively manage the risks associated with our international operations, including the risk of foreign currency exchange fluctuations, and our potential inability to effectively anticipate, plan for and respond to changing economic and financial markets conditions, especially in light of ongoing uncertainty in the worldwide economy, the US economy (including sequestration under the Budget Control Act of 2011), and possible volatility of our stock price. Various important factors that could cause our actual results to differ from our expected or historical results are discussed more fully in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of our filings with the SEC, including, but not limited to, our 2012 Annual Report on Form 10-K filed on March 1, 2013. The forward-looking statements in this presentation are made as of May 1, 2013, and we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

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CEB Reports First Quarter Results and Reaffirms 2013 Guidance

May 1, 2013

ABOUT CEB

CEB is the leading member-based advisory company. By combining the best practices of thousands of member companies with our advanced research methodologies and human capital analytics, we equip senior leaders and their teams with insight and actionable solutions to transform operations. This distinctive approach, pioneered by CEB, enables executives to harness peer perspectives and tap into breakthrough innovation without costly consulting or reinvention. The CEB member network includes more than 18,000 executives and the majority of top companies globally. In 2012, CEB acquired SHL, the leader in talent measurement solutions. Headquartered in London with offices in North and South America, Europe, the Middle East, Africa, Asia and Australia/New Zealand, SHL delivers more than 30 million assessments annually in over 30 languages, and supports more than 10,000 business customers. For more information visit www.executiveboard.com.

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CEB Reports First Quarter Results and Reaffirms 2013 Guidance

May 1, 2013

THE CORPORATE EXECUTIVE BOARD COMPANY

Financial Highlights and Other Operating Statistics

	Selected Percentage Changes	Three Months Ended March 31,
		2013	2012
Financial Highlights:
(In thousands, except per share data)
Revenue	48.1%	$190,272	$128,467
Adjusted revenue	51.6%	$194,781	$128,467
Net income	(28.0) %	$11,208	$15,561
Adjusted EBITDA	39.0%	$47,182	$33,951
Adjusted EBITDA margin		24.2%	26.4%
Adjusted net income	27.1%	$22,687	$17,847
Diluted earnings per share	(28.3) %	$0.33	$0.46
Non-GAAP diluted earnings per share	26.4%	$0.67	$0.53
Other Operating Statistics:
CEB segment Contract Value (in thousands)*	11.9%	$548,706	$490,213
CEB segment Member institutions	5.5%	6,048	5,731
CEB segment Contract Value per member institution	6.1%	$90,726	$85,535
CEB segment Wallet retention rate**		100%	99%
SHL segment Wallet retention rate***		96%	—

*	We define “CEB segment Contract Value,” at the end of the quarter, as the aggregate annualized revenue attributed to all agreements in effect on such date, without regard to the remaining duration of any such agreement. CEB segment Contract Value does not include the impact of PDRI.
**	We define “CEB segment Wallet retention rate,” at the end of the quarter, as the total current year CEB segment Contract Value from prior year members as a percentage of the total prior year CEB segment Contract Value. The CEB segment Wallet retention rate does not include the impact of PDRI.
***	We define “SHL segment Wallet retention rate,” at the end of the quarter on a constant currency basis, as the last current 12 months of total SHL segment Adjusted Revenue from prior year customers as a percentage of the prior 12 months of total SHL segment Adjusted Revenue.

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CEB Reports First Quarter Results and Reaffirms 2013 Guidance

May 1, 2013

THE CORPORATE EXECUTIVE BOARD COMPANY

Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended March 31,
	2013	2012
	(Unaudited)
Revenue (1)	$190,272	$128,467
Costs and expenses:
Cost of services	70,991	43,651
Member relations and marketing	55,658	38,178
General and administrative	25,217	15,988
Acquisition related costs (2)	998	476
Depreciation and amortization	14,706	5,029

Total costs and expenses	167,570	103,322

Operating profit	22,702	25,145
Other (expense) income, net
Interest income and other (3)	1,552	1,547
Interest expense	(6,400)	(137)

Other (expense) income, net	(4,848)	1,410

Income before provision for income taxes	17,854	26,555
Provision for income taxes	6,646	10,994

Net income	$11,208	$15,561

Basic earnings per share	$0.34	$0.47
Diluted earnings per share	$0.33	$0.46
Weighted average shares outstanding
Basic	33,379	33,327
Diluted	33,797	33,661
Percentages of Adjusted Revenue
Cost of services	36.4%	34.0%
Member relations and marketing	28.6%	29.7%
General and administrative	12.9%	12.4%
Depreciation and amortization	7.6%	3.9%
Operating profit	11.7%	19.6%
Adjusted EBITDA (4)	24.2%	26.4%

(1)	Net of a $4.5 million reduction to reflect the impact of the SHL deferred revenue fair value adjustment in the three months ended March 31, 2013.
(2)	Acquisition related costs incurred in the three months ended March 31, 2013 primarily relate to the integration of SHL.
(3)	Interest income and other in the three months ended March 31, 2013 includes a $0.8 million increase in the fair value of deferred compensation plan assets, interest income of $0.1 million, and $0.6 million of other income. Interest income and other in the three months ended March 31, 2012 includes a $1.1 million increase in the fair value of deferred compensation plan assets, $0.2 million of interest income, and a $0.2 million foreign currency gain.
(4)	See “Non-GAAP Financial Measures” for further explanation.

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CEB Reports First Quarter Results and Reaffirms 2013 Guidance

May 1, 2013

THE CORPORATE EXECUTIVE BOARD COMPANY

Segment Operating Results

(In thousands)

	Three Months Ended March 31,
	2013	2012
	(Unaudited)
Adjusted Revenue (1)
CEB segment	$148,139	$128,467
SHL segment (2)	46,642	—

	$194,781	$128,467

Adjusted EBITDA (1)
CEB segment	$38,821	$33,951
SHL segment	8,361	—

	$47,182	$33,951

Adjusted EBITDA Margin (1)
CEB segment	26.2%	26.4%
SHL segment	17.9	—

	24.2%	26.4%

(1)	See “Non-GAAP Financial Measures” for further explanation.
(2)	Includes a $4.5 million increase to revenue to reflect the impact of the SHL deferred revenue fair value adjustment in the three months ended March 31, 2013.

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CEB Reports First Quarter Results and Reaffirms 2013 Guidance

May 1, 2013

THE CORPORATE EXECUTIVE BOARD COMPANY

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31, 2013	December 31, 2012
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$141,991	$72,699
Accounts receivable, net (1)	175,682	239,599
Deferred income taxes, net	15,449	15,669
Deferred incentive compensation	23,665	19,984
Prepaid expenses and other current assets	16,355	19,068

Total current assets	373,142	367,019
Deferred income taxes, net	277	283
Property and equipment, net	98,929	96,962
Goodwill	447,480	471,299
Intangible assets, net	313,501	335,191
Other non-current assets	48,631	51,495

Total assets	$1,281,960	$1,322,249

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued liabilities	$61,994	$84,363
Accrued incentive compensation	54,510	53,927
Deferred revenue (2)	396,392	365,747
Deferred income taxes, net	2,898	3,537
Debt – current portion	12,477	12,479

Total current liabilities	528,271	520,053
Deferred income taxes	61,301	59,773
Other liabilities	105,377	98,641
Debt – long term	505,159	528,280

Total liabilities	1,200,108	1,206,747
Total stockholders’ equity	81,852	115,502

Total liabilities and stockholders’ equity	$1,281,960	$1,322,249

(1)	Includes accounts receivable, net, of $56.1 million and $52.2 million at March 31, 2013 and December 31, 2012, respectively, related to the SHL segment and PDRI.
(2)	Includes deferred revenue of $53.2 million and $41.6 million at March 31, 2013 and December 31, 2012, respectively, related to the SHL segment and PDRI.

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CEB Reports First Quarter Results and Reaffirms 2013 Guidance

May 1, 2013

THE CORPORATE EXECUTIVE BOARD COMPANY

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Three Months Ended March 31,
	2013	2012
	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$11,208	$15,561
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation and amortization	14,706	5,029
Amortization of credit facility issuance costs	799	—
Deferred income taxes	5,582	1,326
Share-based compensation	2,766	1,968
Excess tax benefits from share-based compensation arrangements	(3,484)	(1,311)
Foreign currency translation gain	(619)	(180)
Amortization of marketable securities premiums, net	—	29
Changes in operating assets and liabilities:
Accounts receivable, net	61,165	60,236
Deferred incentive compensation	(3,716)	(1,481)
Prepaid expenses and other current assets	2,439	7,358
Other non-current assets	328	(1,430)
Accounts payable and accrued liabilities	(21,312)	(13,016)
Accrued incentive compensation	1,071	3,470
Deferred revenue	33,041	23,765
Other liabilities	7,381	769

Net cash flows provided by operating activities	111,355	102,093
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(8,759)	(1,082)
Acquisition of businesses, net of cash acquired	—	(20,982)

Net cash flows used in investing activities	(8,759)	(22,064)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payments of credit facility	(23,313)	—
Proceeds from the exercise of common stock options	1,098	771
Proceeds from issuance of common stock under the employee stock purchase plan	142	128
Excess tax benefits from share-based compensation arrangements	3,484	1,311
Withholding of shares to satisfy minimum employee tax withholding for restricted stock units	(4,544)	(1,570)
Payment of dividends	(7,513)	(5,833)

Net cash flows used in financing activities	(30,646)	(5,193)
Effect of exchange rates on cash	(2,658)	434

NET INCREASE IN CASH AND CASH EQUIVALENTS	69,292	75,270
Cash and cash equivalents, beginning of year	72,699	133,429

Cash and cash equivalents, end of year	$141,991	$208,699

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CEB Reports First Quarter Results and Reaffirms 2013 Guidance

May 1, 2013

THE CORPORATE EXECUTIVE BOARD COMPANY

Reconciliation of Non-GAAP Financial Measures

(In thousands, except per share data)

A reconciliation of each of the non-GAAP measures to the most directly comparable GAAP measure is provided below.

Adjusted Revenue

	Three Months Ended March 31, 2013
	CEB	SHL	Total
Revenue	$148,139	$42,133	$190,272
Impact of the deferred revenue fair value adjustment	—	4,509	4,509

Adjusted revenue	$148,139	$46,642	$194,781

Adjusted EBITDA

	Three Months Ended March 31, 2013			Three Months Ended March 31, 2012
	CEB	SHL	Total	CEB	SHL	Total
Net income (loss)	$14,770	$(3,562)	$11,208	$15,561	$—	$15,561
Interest expense (income), net	6,349	—	6,349	(77)	—	(77)
Depreciation and amortization	7,207	7,499	14,706	5,029	—	5,029
Provision for income taxes	7,054	(408)	6,646	10,994	—	10,994
Impact of the deferred revenue fair value adjustment	—	4,509	4,509	—	—	—
Acquisition related costs	830	168	998	476	—	476
Share-based compensation	2,611	155	2,766	1,968	—	1,968

Adjusted EBITDA	$38,821	$8,361	$47,182	$33,951	$—	$33,951

Adjusted EBITDA margin	26.2%	17.9%	24.2%	26.4%	—	26.4%

Adjusted Net Income

	Three Months Ended March 31,
	2013	2012
Net income	$11,208	$15,561
Impact of the deferred revenue fair value adjustment (1)	3,210	—
Acquisition related costs (1)	624	279
Share-based compensation (1)	1,690	1,182
Amortization of acquisition related intangibles (1)	5,955	825

Adjusted net income	$22,687	$17,847

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CEB Reports First Quarter Results and Reaffirms 2013 Guidance

May 1, 2013

THE CORPORATE EXECUTIVE BOARD COMPANY

Reconciliation of Non-GAAP Financial Measures

(In thousands, except per share data)

Non-GAAP Earnings per Diluted Share

	Three Months Ended March 31,
	2013	2012
Earnings per diluted share	$0.33	$0.46
Impact of the deferred revenue fair value adjustment (1)	0.10	—
Acquisition related costs (1)	0.01	0.01
Share-based compensation (1)	0.05	0.04
Amortization of acquisition related intangibles (1)	0.18	0.02

Non-GAAP diluted earnings per share	$0.67	$0.53

(1)	Adjustments are net of the estimated income tax effect using statutory rates based on the relative amounts allocated to each jurisdiction in the applicable period. The following income rates were used: 29% for the deferred revenue fair value adjustment; 37% for acquisition related costs; 39% for share-based compensation; and 32% for amortization of acquisition related intangibles.

With respect to the Company’s 2013 annual guidance, reconciliations of net income to Adjusted EBITDA, net income to Adjusted net income, and GAAP diluted earnings per share to Non-GAAP diluted earnings per share as projected for 2013 are not provided because the Company cannot, without unreasonable effort, determine the components of net income and GAAP diluted earnings per share to provide reconciliations for 2013 with certainty at this time.

INVESTOR DAY

CEB will hold its annual Investor Day for institutional investors and sell-side analysts at its Waterview headquarters in Arlington, Virginia on June 14, 2013. At the Investor Day, members of the Company’s senior leadership team will review the Company’s business portfolio, strategy for growth, and financial performance. The Investor Day is by invitation only and registration is required. It will also be webcast live via the Internet on the Company’s web site and a replay will be available following the event.

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